Exhibit 99.1

PROPOSAL 3

APPROVAL OF THE WATTS WATER TECHNOLOGIES, INC.

THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

In 2013, we adopted the Second Amended and Restated 2004 Stock Incentive Plan to encourage and enable the non-employee directors, officers, employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The primary purpose of the third amendment and restatement is to allow the Company to continue to use the 2004 Stock Incentive Plan beyond February 2023 when, pursuant to its present terms, the plan will otherwise expire. Upon the approval of the Third Amended and Restated 2004 Stock Incentive Plan, the “Expiration Date” of the plan will be February 7, 2032, the tenth anniversary of the approval of the Third Amended and Restated 2004 Stock Incentive Plan by our Board of Directors.

In addition to extending the Expiration Date, the amendments to the 2004 Stock Incentive Plan reflected in the Third Amended and Restated 2004 Stock Incentive Plan would effect the following material changes:

•	remove certain provisions of the 2004 Stock Incentive Plan that were otherwise required for future awards to qualify as performance-based compensation under an exception to Section 162(m) of the Code prior to its repeal;

•	remove the 2,000,000 shares maximum limit that may be awarded under the plan in the form of unrestricted stock, restricted stock and deferred stock Awards (as defined below);

•	remove the requirement that restricted stock and deferred stock Awards with time-based vesting have a minimum vesting period of three years;

•	provide that payments of dividend equivalent rights associated with another Award will not be made until the other Award becomes vested;

•	remove the 300,000 shares maximum annual limit on stock options and stock appreciation rights Awards granted to any one individual; and

•	remove the requirement for stockholder approval of material changes to the method of determining fair market value under the plan.

As of February 1, 2022, the 2004 Stock Incentive Plan had 1,038,783 shares (plus any shares returned due to forfeitures or withheld to satisfy tax withholding obligations) available for future Awards. We believe this is a sufficient number of shares for at least three additional years of Awards assuming we continue to grant Awards consistent with our historical usage and current practices, and noting that future circumstances may require us to make changes to our current practices. Accordingly, we are not seeking an increase in the number of shares authorized for issuance under the Third Amended and Restated 2004 Stock Incentive Plan.

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Third Amended and Restated 2004 Stock Incentive Plan because they may in the future receive awards under it. Nevertheless, our Board believes that it is important to provide incentives and rewards to attract, motivate, and retain high quality talent by implementing the Third Amended and Restated 2004 Stock Incentive Plan. If the Third Amended and Restated 2004 Stock Incentive Plan is not approved, our ability to grant Awards will be limited, and we will be limited in our ability to use equity compensation as a tool for aligning our Board’s and employees’ interests with those of Watts Water and our stockholders.

Significant Historical Award Information

Historically, we have granted predominantly stock options, restricted stock awards, stock awards, deferred stock awards and performance stock unit awards under the 2004 Stock Incentive Plan. The table below presents information about the shares of our class A common stock that were subject to the various outstanding equity awards as of February 1, 2022.

Number of shares underlying outstanding stock options:	3,756
Weighted-average exercise price of stock options:	$52.92
Weighted-average remaining term (years) of stock options:	1.76
Number of unvested restricted stock award shares:	6,657
Number of shares underlying deferred stock awards:	129,072
Number of target shares underlying performance stock unit awards:	177,029

Shares underlying Awards granted under the 2004 Stock Incentive Plan that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated, and shares used to satisfy tax withholdings with respect to an Award, will become available again for grant under the 2004 Stock Incentive Plan. These shares would also be added back to the shares available for grant under the Third Amended and Restated 2004 Stock Incentive Plan.

The following table shows how we have used equity compensation under the 2004 Stock Incentive Plan for the last three years:

Key Equity Metrics	2021	2020	2019
Percentage of equity awards granted to named executive officers (1)	43%	47%	45%
Equity burn rate (2)	0.4%	0.5%	0.5%
Dilution (3)	4.0%	4.2%	4.4%
Overhang (4)	0.9%	1.0%	1.0%

(1)	Percentage of equity awards granted to our named executive officers is calculated by dividing the number of shares subject to equity awards that were granted to the named executive officers during the fiscal year by the total shares subject to equity awards that were granted during the fiscal year.

(2)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the fiscal year.

(3)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(4)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to receive equity awards. As of February 1, 2022, approximately 130 employees and nine non-employee directors were eligible to receive awards under the 2004 Stock Incentive Plan. If approved, approximately the same number of employees and non-employee directors would be eligible for grants under the Third Amended and Restated 2004 Stock Incentive Plan. As of February 1, 2022, 117 employees and nine non-employee directors held awards granted under the 2004 Stock Incentive Plan.

Summary of the Third Amended and Restated 2004 Stock Incentive Plan

A summary of the principal provisions of the Third Amended and Restated 2004 Stock Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Third Amended and Restated 2004 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.

The Third Amended and Restated 2004 Stock Incentive Plan was approved by our Board on February 7, 2022, subject to approval by our stockholders. The Third Amended and Restated 2004 Stock Incentive Plan provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, performance awards, dividend equivalents, unrestricted stock awards and deferred stock (collectively, “Awards”).

Shares Subject to the Third Amended and Restated 2004 Stock Incentive Plan

Under the Third Amended and Restated 2004 Stock Incentive Plan, the aggregate number of shares of our class A common stock that may be issued or transferred pursuant to Awards is 4,500,000, which is the same number of shares that may be issued or transferred under the 2004 Stock Incentive Plan.

The Third Amended and Restated 2004 Stock Incentive Plan provides that no non-employee director may be granted an Award of more than 100,000 shares of our class A common stock in any calendar year. The shares of our class A common stock available under the Third Amended and Restated 2004 Stock Incentive Plan may be either previously authorized and unissued shares or treasury shares. The Third Amended and Restated 2004 Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, reorganization, recapitalization, reclassification, merger, consolidation or other similar change in the Company’s capital stock or sale of all or substantially all of the assets of the Company.

If any shares subject to an Award under the Third Amended and Restated 2004 Stock Incentive Plan are forfeited, canceled, held back upon exercise of an option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares of our class A common stock or otherwise terminated, then such shares shall be available again for grant under the plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the Third Amended and Restated 2004 Stock Incentive Plan. Shares tendered or withheld to satisfy the exercise price of an option granted under the Third Amended and Restated 2004 Stock Incentive Plan will not again be available for grant under the plan.

On March 17, 2022, the closing price of a share of our class A common stock on the NYSE was $147.35.

Administration

The Third Amended and Restated 2004 Stock Incentive Plan is administered by either our Board or a committee of not less than two non-employee directors (the “Administrator”).

The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted and the number of shares to be subject to each Award; approve written award agreements; accelerate the vesting or exercisability of all or a portion of any Award; and extend the period during which an option may be exercised. The Administrator is also authorized to adopt, alter and repeal rules relating to the administration of the Third Amended and Restated 2004 Stock Incentive Plan. The Administrator may delegate to the Company’s Chief Executive Officer all or part of its authority to grant Awards at fair market value to participants other than senior executive officers subject to Section 16 of the Exchange Act.

Amendment and Termination

The Board may amend or discontinue the Third Amended and Restated 2004 Stock Incentive Plan at any time, and the Administrator may amend or cancel any outstanding Award for the purpose of satisfying changes in law, but no action by the Administrator can adversely affect the rights of an outstanding Award without the holder’s consent. Any material plan amendments, including amendments that (i) increase the number of shares available under the plan, (ii) reduce the price per share of any outstanding stock option or stock appreciation right granted under the Third Amended and Restated 2004 Stock Incentive Plan, or (iii) cancel any stock option or stock appreciation right in exchange for cash or another Award, are subject to stockholder approval. In no event may the Administrator exercise discretion to reduce the exercise price of outstanding options or the base price of stock appreciation rights or effect repricing of such Awards through cancellations and regrants.

The Third Amended and Restated 2004 Stock Incentive Plan will expire and no further Awards may be granted after February 7, 2032, the tenth anniversary of its approval by our Board of Directors.

Eligibility

Awards under the Third Amended and Restated 2004 Stock Incentive Plan may be granted to individuals who are our employees, officers, non-employee directors and other key persons (including consultants and prospective employees). However, options which are intended to qualify as incentive stock options may only be granted to employees.

Awards

The following will briefly describe the principal features of the various Awards that may be granted under the Third Amended and Restated 2004 Stock Incentive Plan.

Stock Options – Stock options provide for the right to purchase our class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in:

•	cash,

•	check,

•	shares of our class A common stock (including shares issuable pursuant to the exercise of an Award or shares of which have been held by the participant for such period required by the Administrator),

•	broker assisted cashless exercise, or

•	such other instrument acceptable to the Administrator.

Stock options may take two forms, non-statutory options (“NSOs”) and incentive stock options (“ISOs”). NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years. ISOs will be designed to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

•	have an exercise price not less than the fair market value of our class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our class A common stock on the date of grant,

•	be granted only to our employees,

•	expire within a specified time following the option holder’s termination of employment,

•	be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant, and

•	not be exercisable for the first time by any participant during any calendar year for shares of our class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the Third Amended and Restated 2004 Stock Incentive Plan after February 7, 2032.

Restricted Stock – A restricted stock award is the grant of shares of our class A common stock at a price determined by the Administrator (which price shall be no less than the par value of such shares) that is nontransferable and unless otherwise determined by the Administrator at the time of award, may be repurchased by the Company upon termination of a participant’s employment or service during a restricted period. Participants will have all rights as a stockholder, including the right to vote the shares of restricted stock, unless otherwise provided in the Award agreement. Restricted stock granted to participants will vest according to the terms of each individual Award agreement, as determined by the Administrator. In the event that restricted stock has performance-based vesting, the restricted period will not be less than one year.

Stock Appreciation Rights (“SARs”) – SARs provide for the payment to the holder based upon increases in the price of our class A common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator; provided that (i) SARs granted in tandem with options will be exercisable at such time and to the extent that the related options are exercisable, (ii) upon the exercise of a SAR, the applicable portion of any related option must be surrendered and (iii) SARs are only exercisable by the holder or his or her legal representative during the holder’s lifetime. All SARs granted will count against the number of shares that may be issued or transferred under the Third Amended and Restated 2004 Stock Incentive Plan.

Dividend Equivalents – Dividend equivalents represent the value of the dividends per share of our class A common stock that we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid currently or may be deemed to be reinvested in additional shares of our class A common stock, which may thereafter accrue additional equivalents. Dividend equivalents may be settled in cash or shares or a combination thereof. In addition, dividend equivalents granted with respect to other Awards (including performance vesting awards) will be held in escrow and will only be paid to the grantee upon and to the extent that the vesting conditions of the other Awards (including any performance conditions) are subsequently satisfied and the Award vests.

Unrestricted Stock Awards – The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an unrestricted stock award to any participant, pursuant to which such participant will receive shares of our class A common stock free of any restrictions.

Deferred Stock – Deferred stock is an award of phantom stock units to a participant, typically without the payment of consideration and subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred, until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying shares of class A common stock are delivered.

Performance Awards – Any Award granted to a covered employee (within the meaning of Section 162(m) of the Code) on or prior to November 2, 2017 that was intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) prior to its amendment by the Tax Cuts and Jobs Act, will be administered and paid as provided in Section 10 of the Third Amended and Restated 2004 Stock Incentive Plan.

Sale Event

In connection with a sale event, all options and SARs that are not exercisable immediately prior to the sale event will become fully exercisable and all other Awards will become fully vested and nonforfeitable as of the effective time of such event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the occurrence of a sale event, the Third Amended and Restated 2004 Stock Incentive Plan and all outstanding Awards will terminate, unless provision is made in connection with such sale event for the assumption or continuation of Awards with new awards of the successor entity.

Adjustments upon Certain Events

In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of class A common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Watts, or additional shares or new or different shares or other securities of Watts or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of Watts, the outstanding shares of class A common stock are converted into or exchanged for a different number or kind of securities of Watts or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Third Amended and Restated 2004 Stock Incentive Plan, including the maximum number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards, (ii) the number of options or SARs that can be granted to any one individual grantee and the maximum number of shares that may be granted under a performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Third Amended and Restated 2004 Stock Incentive Plan, (iv) the repurchase price per share subject to each outstanding restricted stock award, and (v) the price for each share subject to any then outstanding options and SARs under the Third Amended and Restated 2004 Stock Incentive Plan, without changing the aggregate exercise price as to which such options and SARs remain exercisable.

Awards Not Transferable

Generally, the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.

Prohibition on Repricing

The Third Amended and Restated 2004 Stock Incentive Plan prohibits the Administrator from reducing the exercise price of outstanding options or repricing options and SARs, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the class A common stock subject to such option or SAR.

Miscellaneous

As a condition to the issuance or delivery of shares of class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, we have the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to approval by the Administrator.

U.S. Federal Income Tax Consequences

The tax consequences of the Third Amended and Restated 2004 Stock Incentive Plan under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Third Amended and Restated 2004 Stock Incentive Plan for U.S. taxpayers, and is intended for general information only. State, local or foreign taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options. For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the Third Amended and Restated 2004 Stock Incentive Plan. The optionee will recognize ordinary income, and we will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by us) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options. An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an SAR. Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock. A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and we will be entitled to a deduction for the same amount.

Deferred Stock. A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, we will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Unrestricted Stock Award. A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Third Amended and Restated 2004 Stock Incentive Plan and generally we will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Code Section 409A. Certain Awards under the Third Amended and Restated 2004 Stock Incentive Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Plan Benefits

The number of Awards that an individual participant may receive under the Third Amended and Restated 2004 Stock Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following shows the number of awards that were granted under the 2004 Stock Incentive Plan from its original effective date of May 5, 2004 to February 1, 2022 to the current named executive officers and the other groups of individuals named below.

PLAN BENEFITS
Name and Position	Number of Shares of Restricted Stock	Number of Shares Underlying Stock Options	Number of Shares of Stock or Deferred Stock Awards	Number of Target Performance Stock Awards

Named Executive Officers
Robert J. Pagano, Jr., Chief Executive Officer, President & Chairperson of the Board	138,350	---	54,690	173,513
Shashank Patel, Chief Financial Officer	14,667	---	10,818	12,731
Munish Nanda, President, Americas & Europe	46,335	---	14,379	37,323
Elie Melhem, President, APMEA	43,498	45,417	10,620	34,627
Kenneth R. Lepage, General Counsel, Chief Sustainability Officer & Secretary	56,216	104,677	10,374	33,484
Current Executive Officers as a Group (6 persons)	299,086	150,094	103,726	291,678
Current Non-Executive Director Group (9 persons)	---	---	87,904	---
Director Nominees
Christopher L. Conway	---	---	10,024	---
Michael J. Dubose	---	---	1,319	---
David A. Dunbar	---	---	6,874	---
Louise K. Goeser	---	---	5,262	---
W. Craig Kissel	---	---	17,083	---
Joseph T. Noonan	---	---	13,418	---
Merilee Raines	---	---	18,288	---
Joseph W. Reitmeier	---	---	8,762	---
Each associate of any such directors, executive officers or nominees	---	---	---	---
Each other person who received or is to receive 5 percent of such options, warrants or rights	---	---	---	---
Non-Executive Officer Employee Group	269,993	249,290	125,756	211,774

Equity Compensation Plan

The following table provides certain information as of December 31, 2021 about our class A common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	398,190	(1)	$52.92	(2)	1,758,892	(3)
Equity compensation plans not approved by security holders	---		---		---
Total	398,190		$52.92		1,758,892

(1)	Represents 3,756 outstanding options, 178,250 performance stock awards and 131,582 deferred stock awards under the 2004 Stock Incentive Plan, and 84,602 outstanding restricted stock units under the Management Stock Purchase Plan.

(2)	Represents the weighted-average exercise price of the 3,756 outstanding options.

(3)	Includes 1,038,783 shares available for future issuance under the 2004 Stock Incentive Plan, and 720,109 shares available for future issuance under the Management Stock Purchase Plan.

Board Recommendation and Vote Required for Approval:

Approval of the Watts Water Technologies, Inc. Third Amended and Restated 2004 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast.

The Board of Directors recommends a vote “FOR” the approval of the Watts Water Technologies, Inc. Third Amended and Restated 2004 Stock Incentive Plan.